Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

RAFAEL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	Equity	Class B Common Stock, par value $.01 per share	—	—		—		—		—	—	—	—	—	—
	Other	Warrants	—	—		—		—		—	—	—	—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)		(1)(2)		(2)	$25,000,000	(3)	0.00015310	$3,827.50
Fees Previously Paid	—	—	—	—		—		—		—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—		—	—	—	—	—	—
	Total Offering Amounts							$25,000,000			$3,827.50
	Total Fees Previously Paid										$0
	Total Fee Offsets										$0
	Net Fee Due										$3,827.50

(1)	This registration statement covers such indeterminate amount or number of the securities of each identified class as the registrant may from time to time issue at indeterminate prices which shall have an aggregate initial offering price not to exceed $25,000,000, including securities issuable upon conversion, exercise, exchange, redemption, repurchase or settlement of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities issuable by reason of any stock split, stock dividend or similar transaction, including anti-dilution provisions.

(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act. The proposed maximum aggregate offering price per class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder. The aggregate public offering price of the securities registered hereby will not exceed $25,000,000.

(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate public offering price of the securities registered hereunder will not exceed $25,000,000.